As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-4182129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 Haskins Way, Suite 230

South San Francisco, CA 94080

(650) 407-2376

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Ehrlich

Chief Executive Officer

CERo Therapeutics Holdings, Inc.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

Telephone: (650) 407-2376

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Davis

Jeffrey A. Letalien

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

(212) 813-8800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued or sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 8, 2025

PROSPECTUS

CERO THERAPEUTICS HOLDINGS, INC.

Up to 9,615,385 Shares of Common Stock
Offered by the Selling Stockholders

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”) or their permitted transferees (after the expiration of any applicable lock-up period, assuming the satisfaction of any applicable vesting conditions and subject to the beneficial ownership and stock exchange limitations described herein), of up to 9,615,385 shares of our Common Stock issuable upon the conversion of the outstanding shares of our Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), purchased by certain investors pursuant to the Securities Purchase Agreement, dated April 21, 2025, by and among us and such investors, as amended as of June 25, 2025 (collectively, the “Fourth Securities Purchase Agreement”), with a stated value of $1,000 per share of the Series D Preferred Stock, converted at the floor price of $3.12 per share of Common Stock (the “Floor Price”), as adjusted for the reverse stock split effected on June 13, 2025 pursuant to which every 20 shares of Common Stock outstanding as of immediately prior thereto were converted into one share of Common Stock. Notwithstanding the foregoing, because the Alternate Conversion Price (as defined in the Series D Certificate of Designations (as defined herein)) changes daily, we have elected to register the number of shares of Common Stock equal to 300% of the maximum number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock at the Floor Price. For more information about the Common Stock offered for resale by the Selling Stockholders pursuant to this prospectus, including the purchase prices paid by such Selling Stockholders for their securities, see “Information Related to Offered Securities” beginning on page 4 of this prospectus.

The shares of our Common Stock being registered for resale represent a considerable percentage of our public float, and the sales of such shares, or the perception that these sales could occur, could cause the market price of the Common Stock to decline significantly. In addition, we will not receive any proceeds from the resale of Common Stock by the Selling Stockholders pursuant to this prospectus. We expect to require substantial additional capital to support our operations and execute our business plan, including the development and manufacturing of our product candidates, and the payment of deferred expenses incurred in connection with the Business Combination. We will be required to raise capital in part through the issuance of our equity or equity-based securities, the issuance of which may have an adverse effect on the price of our Common Stock. However, we may be unable to raise capital or additional financing when needed on acceptable terms, or at all. See the sections entitled “Information Related to Offered Securities” and “Risk Factors-Risks Related to Ownership of Our Securities.”

We will pay the expenses, other than any underwriting discounts and commissions, associated with the resale of securities pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock. We are registering the Selling Stockholders’ securities for resale pursuant to the Selling Stockholders’ registration rights under the Registration Rights Agreement, dated April 22, 2025, by and among CERo and certain investors (the “Fourth PIPE Registration Rights Agreement”). Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and public warrants to purchase Common Stock (the “Public Warrants”) are listed on Nasdaq Capital Market under the symbol “CERO” and “CEROW,” respectively. On August 7, 2025, the closing price of our Common Stock was $8.10 per share and the closing price of our Public Warrants was $0.0114 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements for so long as we remain an emerging growth company or a smaller reporting company.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 5 of this prospectus and any other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2025.

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SELECTED DEFINITIONS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to the following capitalized terms have the meanings set forth below:

“Business Combination” refers to the transactions contemplated by the Business Combination Agreement, including the merger between Merger Sub and Legacy CERo.

“Business Combination Agreement” refers to the Business Combination Agreement, dated as of June 4, 2023, as amended by Amendment No. 1, dated February 5, 2024 and Amendment No. 2, dated February 13, 2024, by and between PBAX, Merger Sub and Legacy CERo.

“Bylaws” refers to the Second Amended and Restated Bylaws of CERo.

“CERo” refers to CERo Therapeutics Holdings, Inc.

“Charter” refers to CERo’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of the State of Delaware on February 14, 2024.

“Closing” refers to the closing of the Business Combination.

“Common Stock” refers to the common stock, par value $0.0001 per share, of CERo.

“DGCL” refers to the Delaware General Corporation Law, as may be amended from time to time.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“FDA” refers to the U.S. Food and Drug Administration, or any successor agency thereto.

“Fourth PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series D Preferred Stock, on the terms and conditions set forth in the Fourth Securities Purchase Agreement.

“Fourth PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of April 22, 2025, by and between CERo and certain PIPE Investors.

“Fourth Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of April 21, 2025, as amended as of June 25, 2025, by and among CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell up to 10,000 shares of Series D Preferred Stock.

 “Keystone” refers to Keystone Capital Partners, LLC.

 “Legacy CERo” refers to CERo Therapeutics, Inc.

“Merger Sub” refers to PBCE Merger Sub, Inc., a Delaware corporation.

“Nasdaq” refers to the Nasdaq Stock Market LLC.

“PIPE Investors” refer to the investors in the Fourth PIPE Financing.

“Preferred Shares” refer to the shares of Series D Preferred Stock issued in the Fourth PIPE Financing.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Series D Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series D Preferred Stock, as amended from time to time.

“Series D Preferred Stock” refers to the Series D convertible preferred stock, $0.0001 par value per share, of CERo.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of securities by the Selling Stockholders pursuant to this prospectus.

A prospectus supplement may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus, and any applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, drug candidates, planned preclinical studies and clinical trials, results of preclinical studies, clinical trials, research and development (“R&D”) costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our financial performance;

●	our ability to obtain additional cash and the sufficiency of our existing cash, cash equivalents and marketable securities to fund our future operating expenses and capital expenditure requirements, including the development and, if approved, commercialization of our product candidates;

●	our ability to realize the benefits expected from the Business Combination pursuant to the Business Combination Agreement;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	the scope, progress, results and costs of developing CER-1236 or any other product candidates we may develop, and conducting preclinical studies and clinical trials;

●	the timing and costs involved in obtaining and maintaining regulatory approval of CER-1236 or any other product candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations or accelerated approvals for our drug candidates for various indications;

●	current and future agreements with third parties in connection with the development and commercialization of CER-1236 or any other future product candidate;

●	our ability to advance product candidates into and successfully complete clinical trials;

●	the ability of our clinical trials to demonstrate the safety and efficacy of CER-1236 and any other product candidates we may develop, and other positive results;

●	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

●	our plans relating to the commercialization of CER-1236 and any other product candidates we may develop, if approved, including the geographic areas of focus and our ability to grow a sales team;

●	the success of competing drugs, therapies or other products that are or may become available;

●	developments relating to our competitors and our industry, including competing product candidates and therapies;

●	our plans relating to the further development and manufacturing of CER-1236 and any other product candidates we may develop, including additional indications that we may pursue for CER-1236 or other product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our potential and ability to successfully manufacture and supply CER-1236 and any other product candidates we may develop for clinical trials and for commercial use, if approved;

●	the rate and degree of market acceptance of CER-1236 and any other product candidates we may develop, as well as the pricing and reimbursement of CER-1236 and any other product candidates we may develop, if approved;

●	our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for CER-1236 and for any other product candidate;

●	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of third parties;

●	our ability to successfully defend litigation that may be instituted against us;

●	our ability to realize the anticipated benefits of any strategic transactions;

●	our ability to attract and retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel and our ability to attract additional collaborators with development, regulatory and commercialization expertise;

●	our ability to maintain proper and effective internal controls;

●	the ability to obtain or maintain the listing of our Common Stock, and our public warrants on the Nasdaq Stock Market (“Nasdaq”);

●	the impact of macroeconomic conditions and geopolitical turmoil on our business and operations, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions;

●	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as a smaller reporting company under the federal securities laws; and

●	our anticipated use of our existing cash, cash equivalents and marketable securities.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

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MARKET AND INDUSTRY INFORMATION

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. We believe these third-party sources to be reliable as of the date of this prospectus and we are responsible for such information. Such information and data involves risks and uncertainties and is subject to change based on various factors, including, potentially, those discussed under the section of this prospectus entitled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Additionally, while our own internal research has not been verified by any independent source, we believe such research to be reliable and are responsible for any information disclosed in this prospectus based upon such internal research.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of us, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 5 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “CERo,” the “Registrant,” and the “Company” refer to CERo Therapeutics Holdings, Inc.

Overview

We are an innovative immunotherapy company advancing the development of next-generation engineered T cell therapeutics for the treatment of cancer. Our proprietary approach to T cell engineering, which enables us to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. Our novel cellular immunotherapy platform is designed to redirect patient-derived T cells to eliminate tumors by building in pathways that employ both cytotoxic and phagocytic mechanisms to destroy cancer cells, creating what we refer to as Chimeric Engulfment Receptor T (“CER-T”) cells. Our lead molecule is CER-1236, an autologous T-cell product that targets a novel tumor antigen, TIM-4 ligand. Unlike currently approved chimeric antigen receptor (“CAR-T”) therapies which have largely been active in hematological B cell malignancies, we believe CER-1236 will be active in both hematological malignancies and solid tumors.

Fourth PIPE Financing

On April 21, 2025, we entered into the Fourth Securities Purchase Agreement, pursuant to which we agreed to issue and sell up to 10,000 shares of Series D Preferred Stock for an aggregate purchase price of up to $8 million in one or more closings. On April 22, 2025, we consummated a private placement of 6,250 shares of Series D Preferred Stock pursuant to the Fourth Securities Purchase Agreement, by and among us and certain investors for aggregate purchase price of approximately $5.0 million, paid through the transfer of certain Transfer Shares (as defined in the Fourth Securities Purchase Agreement) in lieu of cash. Each additional closing of the Fourth PIPE Financing is at the option of the investors upon notice to us and subject to satisfaction of customary closing conditions. On June 5, 2025, we sold an additional 938 shares of Series D Preferred Stock for gross cash proceeds of $750,400 in an additional closing of the Fourth PIPE Financing.

On June 25, 2025, we entered into an amendment to the Fourth Securities Purchase Agreement pursuant to which the Company added certain new institutional investors to the schedule of buyers in the Fourth Securities Purchase Agreement, to issue and sell to such investors, in one or more closings shares of the Company’s Series D Preferred Stock. Also, on June 25, 2025, we sold an additional 2,315 shares of Series D Preferred Stock for gross cash proceeds of $1,852,000 in an additional closing of the Fourth PIPE Financing.

On July 18, 2025, we sold the remaining 497 shares of Series D Preferred Stock issuable under the Fourth Securities Purchase Agreement for gross cash proceeds of $432,600 in an additional closing of the Fourth PIPE Financing.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with the Company’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus. In particular, in this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeded $100 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Company Information

We were incorporated under the laws of the State of Delaware on June 8, 2021 under the name “Phoenix Biotech Acquisition Corp.” for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Legacy CERo was founded in 2016. In connection with the Business Combination, we changed our name to “CERo Therapeutics Holdings, Inc.”

The mailing address of our principal executive office is 201 Haskins Way, Suite 230, South San Francisco, CA 94080, and the telephone number is (650) 407-2736. Our website is www.cero.bio. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	CERo Therapeutics Holdings, Inc., a Delaware corporation.

Shares of Common Stock offered by the Selling Stockholders	Up to 9,615,385 shares of our Common Stock issuable upon the conversion of the outstanding shares of our Series D Preferred Stock.

The terms of the Fourth PIPE Registration Rights Agreement require us to register the number of shares of Common Stock equal to the sum of 250% of the maximum number of Common Stock issuable upon conversion of the Series D Preferred Stock (assuming for purposes hereof that (x) the Series D Preferred Stock is convertible at the Alternate Conversion Price (as defined in the Series D Certificate of Designations) assuming an Alternate Conversion Date (as defined in the Series D Certificate of Designations) of such date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Series D Preferred Stock set forth in the Series D Certificate of Designations). Notwithstanding the foregoing, because the Alternate Conversion Price changes daily, we have elected to register the number of shares of Common Stock equal to 300% of the maximum number of Common Stock issuable upon conversion of the Series D Preferred Stock at the Floor Price (as defined in the Series D Certificate of Designations) of $3.12.

Shares of Common Stock outstanding prior to the exercise of all Warrants and Options	1,205,402 shares (as of August 1, 2025).

Shares of Common Stock outstanding assuming exercise of all Warrants, Options, shares reserved for issuance pursuant to stock plans, and shares issuable upon conversion of all Preferred shares	2,167,110 shares.

Restrictions on securities

Under the terms of the Preferred Shares, a holder may not convert the Preferred Shares to the extent (but only to the extent) such holder or any of its affiliates would beneficially own a number of shares of Common Stock which would exceed 4.99%, or, at the election of the holder, a number of shares of Common Stock which would exceed 9.99%.

Terms of the offering	The Selling Stockholders will determine when and how it will dispose of any shares of our Common Stock that are registered under this prospectus for resale. See “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds” and “Risk Factors” for additional information.

Common Stock and Public Warrant ticker symbols	“CERO” and “CEROW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to the resale of up to 9,615,385 shares of our Common Stock by the Selling Stockholders, issuable upon the conversion of the outstanding shares of our Series D Preferred Stock.

The following table includes information relating to the shares of Common Stock registered for resale hereby, including the purchase price each category of Selling Stockholder paid for its securities and the potential profit relating to such securities. The following table is in part based off our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. Stockholders who purchased our Common Stock on Nasdaq following the issuance of our Series D Preferred Stock may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price of our Common Stock when they elect to sell. Such table does not give effect to any Alternate Conversion Price or reflect the registration of 300% of the number of shares into which the Series D Preferred Stock is convertible at the current conversion price of $15.60.

Selling Stockholder	Number of Offered Shares	Effective Purchase Price per Offered Share (1)	Potential Profit per Offered Share(2)

Common Stock issuable upon the conversion of shares of Series D Preferred Stock	801,282	$12.48	*

*	Represents no potential profit per share or a potential loss per share based on illustrative market price.

(1)	Reflects 80% of the conversion price of $15.60 to give effect to the purchase of Series D Preferred Stock at a 20% original issue discount to the stated value thereof.
(2)	Based on the closing price of our Common Stock on Nasdaq on August 7, 2025 of $8.10 per share.

The following table includes information relating to the shares of Common Stock registered for resale hereby, including the purchase price each category of Selling Stockholder paid for its securities and the potential profit relating to such securities based upon the registration of 300% of the number of shares into which the Series D Preferred Stock is convertible and conversion at the Floor Price of $3.12.

Selling Stockholder	Number of Offered Shares	Effective Purchase Price per Offered Share (1)	Potential Profit per Offered Share(2)

Common Stock issuable upon the conversion of shares of Series D Preferred Stock	12,019,231	$2.496	$5.604

*	Represents no potential profit per share or a potential loss per share based on illustrative market price.

(1)	Reflects 80% of the Floor Price of $3.12 to give effect to the purchase of Series D Preferred Stock at a 20% original issue discount to the stated value thereof.
(2)	Based on the closing price of our Common Stock on Nasdaq on August 7, 2025 of $8.10 per share.

The securities being offered for resale by the Selling Stockholders pursuant to this prospectus represent approximately 81.6% of our total issued and outstanding Common Stock as of August 1, 2025, assuming and after giving effect to the issuance of the maximum number of shares of Common Stock issuable upon exercise of all outstanding Common Warrants and Options, including shares reserved pursuant to the Company’s 2024 Stock Plan and 2024 ESPP Plan, and Common Stock issuable upon conversion of all outstanding Preferred Shares. The Selling Stockholders may be able to sell all of their shares registered for resale hereunder (subject to the beneficial ownership and stock exchange limitations described herein) for so long as the registration statement of which this prospectus forms a part is available for use. Given the substantial number of securities being registered for potential resale by the Selling Stockholders pursuant to the registration statement of which this prospectus is a part, the sale of such securities by the Selling Stockholders, or the perception in the market that the Selling Stockholders may or intend to sell all or a significant portion of such securities, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

A decline in the market price of our Common Stock, resulting from the sale of all or substantial amounts of the Common Stock being offered by this prospectus, or the perception in the market that the Selling Stockholders may or intend to sell all or a significant portion of such securities, could adversely affect our ability to issue additional securities to raise additional capital on acceptable terms at a time that we deem appropriate or at all in the future.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering by the Selling Stockholders

The shares of Common Stock being offered in this prospectus represent a substantial percentage of the outstanding shares of Common Stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of the Common Stock to decline significantly.

Under this prospectus, the Selling Stockholders can resell up to a total of 9,615,385 shares of Common Stock. The shares of Common Stock being offered for resale pursuant to this prospectus by the Selling Stockholders would represent approximately 81.6% of the shares of Common Stock outstanding as of August 1, 2025, assuming and after giving effect to the issuance of Common Stock upon exercise of all outstanding Common Warrants and Options, including shares reserved pursuant to the 2024 Plan and 2024 ESPP, and the maximum number of shares of Common Stock issuable upon conversion of all outstanding Preferred Shares. Given the substantial number of shares of Common Stock being registered pursuant to this prospectus, the sale of such shares, or the perception in the market of the potential for the sale of a large number of shares, could increase the volatility of the market price of the Common Stock or result in a significant decline in the public trading price of the Common Stock.

After the registration statement of which this prospectus forms a part is effective and until such time that it is no longer effective, it will permit the resale of these shares of Common Stock. The resale, or expected or potential resale, of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares of our Common Stock being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Stockholders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time. Sales of substantial number of such shares in the public market, including the resale of the shares of Common Stock held by the Selling Stockholders, could adversely affect the market price of our Common Stock.

Certain existing securityholders purchased our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in us may not experience a similar rate of return.

Certain of our securityholders, including the Selling Stockholders, acquired our securities at prices below the current trading prices of our Common Stock and may experience a positive rate of return. In the case of the Selling Stockholders, such potential positive rate of return ranges from $0 to $5.604 based on the current trading prices. Such stockholders may realize a positive rate of return on the sale of their shares of Common Stock covered by this prospectus even if the market price per share of our Common Stock is below $15.60 per share. On August 7, 2025, the closing price of our Common Stock as reported on the Nasdaq was $8.10 per share. While some of the Selling Stockholders may experience a positive rate of return based on the current trading price, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price at the time of sale and may instead experience a negative rate of return on their investment.

See the section titled “Information Related to Offered Securities” for more information.

In addition to any resales pursuant to such registration statements, subject to applicable transfer restrictions and the conditions to the availability of Rule 144 for former shell companies under Rule 144(i), shares of Common Stock held by these stockholders will be eligible for resale, potentially subject to, in the case of stockholders who are our affiliates, volume, manner of sale, and other limitations under Rule 144 promulgated under the Securities Act.

In addition, shares of our Common Stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Common Stock reserved for future issuance under our incentive plan may become available for sale in future.

The market price of shares of our Common Stock could drop significantly if the holders of the shares of Common Stock described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series D Preferred Stock. For additional information regarding the issuance of the Series D Preferred Stock, see “Fourth PIPE Financing” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and Series D Preferred Stock, as of August 1, 2025, assuming conversion of the Series D Preferred Stock held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on conversion of the Series D Preferred Stock set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Series D Preferred Stock, we are obligated under this prospectus to generally cover the resale of 250% of the maximum number of shares of common stock issued or issuable pursuant to Series D Certificate of Designations, determined as if the outstanding Series D Preferred Stock were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at a conversion price calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the alternate conversion price and conversion price of the Series D Preferred Stock may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. Notwithstanding the foregoing, because the Alternate Conversion Price changes daily, we have elected to register the number of shares of Common Stock equal to 300% of the maximum number of Common Stock issuable upon conversion of the Series D Preferred Stock at the Floor Price. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Series D Preferred Stock, certain selling stockholders may not convert the Series D Preferred Stock to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We may amend or supplement this prospectus from time to time in the future to update or change these Selling Stockholders and the securities that may be resold.

Except as set forth in the footnotes below, the business address of each Selling Stockholder is c/o CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock Registered Pursuant to the Registration	Number of Shares of Common Stock Owned After Offering(3)
Name of Selling Stockholder	Number	Percent	Statement(2)	Number	Percent
DASA Portal, LLC (4)	45,577	3.78%	683,654	0	*
FirstFire Global Opportunities Fund, LLC (5)	28,077	2.34%	421,154	0	*
Funicular Funds, LP (6)	33,296	2.76%	480,769	1,245	*
Jim Fallon (7)	20,064	1.67%	300,962	0	*
Keystone Capital Partners, LLC (8)	63,243	4.99%	3,540,385	1,253	*
Mank Capital, LLC(9)	8,013	*	120,192	0	*
Mastiff Group LLC (10)	49,679	4.12%	745,192	0	*
Pinz Capital Special Opportunities Fund, LP (11)	20,064	1.67%	300,962	0	*
Seven Knots, LLC (12)	63,294	4.99%	1,450,000	269	*
White Birch Portal, LLC (13)	60,090	4.99%	1,572,115	0	*

*	Represents beneficial ownership of less than 1% of our outstanding Common Stock.

(1)	Beneficial ownership as reflected in this table reflects the total number of shares potentially issuable underlying the Series D Preferred Stock, assuming the conversion of at an effective conversion price of $15.60 per share, and gives effect to the various limitations on the conversion of the Series D Preferred Stock.

(2)	This table includes the registration of 300% of the number of shares into which the Series D Preferred Stock is convertible assuming conversion at the Floor Price of $3.12.

(3)	Applicable percentage ownership is based on 1,205,402 shares of our Common Stock outstanding as of August 1, 2025.

(4)	There are currently 45,577 shares of Common Stock underlying the Series D Preferred Stock held by DASA Portal, LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 683,654 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. The business address of DASA Portal, LLC is 7 Penn Plaza, Suite 210, New York, NY 10001.

(5)

There are currently 28,077 shares of Common Stock underlying the Series D Preferred Stock held by FirstFire Global Opportunities Fund, LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 421,154 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12.  Eli Fireman, as the Managing Member of FirstFire Global Opportunities Fund, LLC, has the power to vote or dispose the shares of Common Stock offered pursuant to this prospectus listed herein. The business address of FirstFire Global Opportunities Fund, LLC is 1040 1st Ave., New York, NY 10022.

(6)

There are currently (i) 32,051 shares of Common Stock underlying the Series D Preferred Stock held by Funicular Funds, LP issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and (ii) 1,245 shares of Common Stock held by Funicular Funds, LP, and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 480,769 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. Jacob Ma-Weaver, as the Managing Member of the General Partner of Funicular Funds, LP, has the power to vote or dispose the shares of Common Stock offered pursuant to this prospectus listed herein. The business address of Funicular Funds, LP is 601 California Street, Suite 1151, San Francisco, CA 94108.

(7)	There are currently 20,064 shares of Common Stock underlying the Series D Preferred Stock held by Jim Fallon issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 300,962 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. The business address of Jim Fallon is 137 W 83 St., Apt 5W, New York, NY 10024.

(8)

There are currently (i) 61,990 shares of Common Stock underlying the Series D Preferred Stock held by Keystone Capital Partners LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60, as reduced to a number of shares equal to 4.99% because of the beneficial ownership limitation set forth in the Series D Certificate of Designations, (ii) 128 shares of Common Stock underlying Series C convertible preferred stock, par value $0.0001 per share, held by Keystone Capital Partners, issued pursuant to the Securities Purchase Agreement, dated as of September 25, 2024, by and among the Company, Keystone Capital Partners LLC, Seven Knots LLC and certain other investors, at an effective conversion price of $39.20 (which are not being registered under this prospectus), and (iii) 1,125 shares of Common Stock underlying certain Series C Warrants, issued pursuant to the Securities Purchase Agreement, dated as of September 25, 2024, by and among the Company, Keystone Capital Partners LLC, Seven Knots LLC and certain other investors (which are not being registered under this prospectus). The number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 3,540,385 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. Keystone Capital Partners LLC is managed by RANZ Group LLC. Frederic Zaino, the Managing Member of RANZ Group LLC, may be deemed to have investment discretion and voting power over the shares of Common Stock held by Keystone Capital Partners LLC. RANZ Group LLC and Mr. Zaino each disclaim any beneficial ownership of these shares. The address of Keystone Capital Partners LLC is 139 Fulton Street, Suite 412, New York, NY 10038.

(9)	There are currently 8,013 shares of Common Stock underlying the Series D Preferred Stock held by Mank Capital, LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 120,192 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. The business address of Mank Capital, LLC is 347 West 87th Street, 2R, New York, NY 10024.

(10)	There are currently 49,679 shares of Common Stock underlying the Series D Preferred Stock held by Mastiff Group LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 745,192 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. The business address of Mastiff Group LLC is 20900 NE 30th Avenue, 8th Floor, Aventura, FL 33180.

(11)	There are currently 20,064 shares of Common Stock underlying the Series D Preferred Stock held by Pinz Capital Special Opportunities Fund, LP issued in the Fourth PIPE Financing at an effective conversion price of $15.60 and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 300,962 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. Matthew Pinz, as the CIO of Pinz Capital Special Opportunities Fund, LP, has the power to vote or dispose the shares of Common Stock offered pursuant to this prospectus listed herein. The business address of Pinz Capital Special Opportunities Fund, LP is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.

(12)	There are currently (i) 63,025 shares of Common Stock underlying the Series D Preferred Stock held by Seven Knots LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60, as reduced to a number of shares equal to 4.99% because of the beneficial ownership limitation set forth in the Series D Certificate of Designations and (ii) 269 shares of Common Stock underlying certain Series C Warrants, issued pursuant to the Securities Purchase Agreement, dated as of September 25, 2024, by and among the Company, Keystone Capital Partners LLC, Seven Knots LLC and certain other investors (which are not being registered under this prospectus). The number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 1,450,000 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. Marissa Welner, as the Manager of Seven Knots LLC, has the power to vote or dispose the shares of Common Stock offered pursuant to this prospectus listed herein. Ms. Welner disclaims any beneficial ownership of these shares. The business address of Seven Knots LLC is 415 N Benton Avenue, Helena, MT 59601.

(13)	There are currently 60,090 shares of Common Stock underlying the Series D Preferred Stock held by White Birch Portal, LLC issued in the Fourth PIPE Financing at an effective conversion price of $15.60, as reduced to a number of shares equal to 4.99% because of the beneficial ownership limitation set forth in the Series D Certificate of Designations and the number of shares of Common Stock being registered pursuant to this registration statement for this Selling Stockholder is 1,572,115 shares of Common Stock underlying the Series D Preferred Stock, assuming conversion at the Floor Price of $3.12. The business address of White Birch Portal, LLC is 7 Penn Plaza, Suite 210, New York, NY 10001.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series D Preferred Stock to permit the resale of these shares of common stock by the holders of the Series D Preferred Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Series D Preferred Stock or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $101,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Goodwin Procter LLP has passed upon the validity of the shares of our Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of CERo Therapeutics Holdings, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.cero.bio/investors. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on April 15, 2025, as amended by the Amendment No. 1 to the Annual Report on Form 10-K, filed on April 28, 2025;

●	The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 15, 2025;

●	Our Current Reports on Form 8-K as filed with the SEC on January 6, 2025, January 7, 2025, January 10, 2025, January 21, 2025, February 6, 2025, February 12, 2025, April 22, 2025, April 25, 2025, May 8, 2025, May 29, 2025, June 2, 2024, June 6, 2025, June 11, 2025, June 13, 2025, June 17, 2025, June 30, 2025, July 8, 2025, July 14, 2025, July 18, 2025; and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, as updated by the description of capital stock contained in Exhibit 4.4 to Registration Statement on Form S-1, filed with the SEC on July 21, 2025.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

CERo Therapeutics Holdings, Inc.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

Attention: Chief Executive Officer

Telephone Number: (650) 407-2376

Up to 9,615,385 Shares of Common Stock

CERO THERAPEUTICS HOLDINGS, INC.

PROSPECTUS

             , 2025

You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission fee	$11,026.15
Accounting fees and expenses	25,000.00
Legal fees and expenses	60,000.00
Miscellaneous fees and expenses	5,000
Total	$101,026.15

We will pay the expenses, other than any underwriting discounts and commissions, associated with the resale of securities pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter and Bylaws limit the liability of our (i) directors and (ii) officers, which includes each individual who has been duly appointed as an officer of CERo and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to our registered agent as contemplated by Section 3114(b) of Title 10 of the DGCL, in each case, to the fullest extent permitted by the DGCL, and also provides that we indemnify our directors and officers to the fullest extent permitted by the DGCL.

In connection with the Closing, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we indemnify each of our directors and officers to the fullest extent permitted by law and our Charter and Bylaws, and provides for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of June 4, 2023, by and among Phoenix Biotech Acquisition Corp., PBCE Merger Sub, Inc. and CERo Therapeutics, Inc., as amended (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Phoenix Biotech Acquisition Corp. with the Securities and Exchange Commission on June 5, 2023).

2.2	Amendment No. 1 to the Business Combination Agreement, dated as of February 5, 2024, by and among Phoenix Biotech Acquisition Corp., PBCE Merger Sub, Inc. and CERo Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Phoenix Biotech Acquisition Corp. with the Securities and Exchange Commission on February 6, 2024).

2.3	Amendment No. 2 to the Business Combination Agreement, dated as of February 13, 2024, by and among Phoenix Biotech Acquisition Corp., PBCE Merger Sub, Inc. and CERo Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Phoenix Biotech Acquisition Corp. with the Securities and Exchange Commission on February 13, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.2	Second Amended and Restated Bylaws of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.3†	Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 25, 2025).

3.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on June 11, 2025)

4.1	Warrant Agreement, by and between Phoenix Biotech Acquisition Corp. and Continental Stock Transfer & Trust Company, dated October 5, 2021 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by Phoenix Biotech Acquisition Corp. with the Securities and Exchange Commission on September 13, 2021).

4.2	Description of Securities (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on July 21, 2025).

5.1*	Opinion of Goodwin Procter LLP.

10.1†	Securities Purchase Agreement, dated as of April 21, 2025, by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 22, 2025).

10.2	Form of Registration Rights Agreement by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 22, 2025).

10.3	Form of Consent Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 22, 2025).

10.4†	Form of Amendment to the Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on June 30, 2025).

23.1*	Consent of Wolf & Company, P.C., independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

107*	Filing Fee Table.

*	Filed herewith.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on the 8th day of August 2025.

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Chris Ehrlich
Chris Ehrlich
Chairman, Chief Executive Officer
and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chris Ehrlich and Andrew Kucharchuk as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3 and any and all amendments to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Ehrlich	Chairman and Chief Executive Officer and Director	August 8, 2025
Chris Ehrlich	(Principal Executive Officer)

/s/ Andrew Kucharchuk	Chief Financial Officer	August 8, 2025
Andrew Kucharchuk	(Principal Financial and Accounting Officer)

/s/ Brian Atwood	Director	August 8, 2025
Brian Atwood

/s/ Michael Byrnes	Director	August 8, 2025
Michael Byrnes

/s/ Kathleen LaPorte	Director	August 8, 2025
Kathleen LaPorte

/s/ Lindsey Rolfe	Director	August 8, 2025
Lindsey Rolfe

/s/ Shami Patel	Director	August 8, 2025
Shami Patel